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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Advanced Micro Devices, Inc. pertaining to its 1996 Stock Incentive Plan of our report dated January 9, 1996, except for note 18, as to which the date is January 17, 1996, with respect to the consolidated financial statements of Advanced Micro Devices, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                           ERNST & YOUNG LLP

San Jose, California
May 24, 1996